EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Alta Mesa Resources, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224248) of Alta Mesa Resources, Inc. of our report dated March 29, 2018, except for Note 10, as to which the date is May 17, 2019, relating to the consolidated financial statements of Alta Mesa Holdings, LP (the predecessor to Alta Mesa Resources, Inc.) as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
August 26, 2019